UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on March 28, 2018, InspireMD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 2,857,143 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to which the Company agreed to issue to the Underwriter or its designees warrants to purchase up to 171,429 shares of Common Stock.

On April 2, 2018, the Offering closed, and, pursuant to the Underwriting Agreement, the Company issued warrants to purchase an aggregate of 171,429 shares of Common Stock to the Underwriter’s designees (collectively, the “Underwriter Warrants”). The Underwriter Warrants are immediately exercisable, subject to 180-day lock-up pursuant to FINRA Rule 5110(g) and expire on March 28, 2023. The Underwriter Warrants have an exercise price of $2.1875 per share of Common Stock.

The foregoing description of the Underwriter Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Underwriter Warrant, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of closing of the Offering, pursuant to a waiver agreement (the “March Waiver Agreement”), dated March 28, 2018, between the Company and the investor (the “Series D Investor”) that participated in the private placement of Series D Convertible Preferred Stock (the “Series D Preferred Stock”), as previously disclosed, the conversion price of the Series D Preferred Stock was reduced to $1.75 per share, the public offering price of the Common Stock in the Offering, and, on April 2, 2018, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate Amendment”) to reflect such reduction in the conversion price of the Series D Preferred Stock.

The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

Pursuant to the full ratchet anti-dilution adjustment provisions in the respective certificate of designation for the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, the conversion price of the outstanding shares of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock was reduced to $1.75 per share, effective as of the date of the Underwriting Agreement.

Pursuant to the Securities Purchase Agreement, dated November 28, 2017, between the Company and the Series D Investor, pursuant to which the Company originally issued and sold 750 shares of the Series D Preferred Stock, as amended by an amendment dated February 21, 2018, by a waiver agreement, dated February 26, 2018, and the March Waiver Agreement, following the closing of the Offering on April 2, 2018, the Company used $300,000 of the net proceeds of the Offering to purchase from the Series D Investor 46,875 shares of the Series C Convertible Preferred Stock at a per share purchase price equal to the stated value of the Series C Convertible Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock
10.1	Form of Underwriter Warrant, dated April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: April 3, 2018	By:	/s/ James Barry
	Name:	James Barry, Ph.D.
	Title:	Chief Executive Officer